                                                                    Exhibit 99-B.5.1

Annuities
[ING ROLLOVER CHOICE VA - NY]
APPLICATION

ReliaStar Life Insurance Company of New York
A member of the ING family of companies
[Home Office: 1000 Woodbury Road, Woodbury NY 11797
Customer Contact Center: P.O. Box 9271, Des Moines, IA 50306-9271 Phone: (800) 366-0066
Express Mail: ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899]
For Agent Use Only: Client’s Account Number ___________________________________________________________
If this customer data form is being signed in a state other than the owner’s resident state, please specify the state where the business was solicited and the purpose of the visit. ________________________________________________________________
1(A). OWNER (Please provide supporting documentation for all non-natural owners.)
Name ______________________________________________________ Trust Date _____________________
SSN/TIN _______________________________________ Birth Date ____________________ ☐ Male ☐ Female
Permanent Street Address _______________________________________________________________________
City ___________________________________________ State _____________ ZIP ___________________
Mailing Address (If different than above.) _______________________________________________________________________
City ___________________________________________ State _____________ ZIP ___________________
Phone # _______________________________________ Email Address _______________________________
Country of Citizenship ___________________________________________________________________________

1(B). JOINT OWNER (Standard Death Benefit option only.)
Relationship to Owner __________________________________________________________________________
Name _____________________________________________________________ Trust Date _______________________
SSN/TIN _______________________________________ Birth Date __________________________ ☐ Male ☐ Female
Permanent Street Address _________________________________________________________________________________
City ___________________________________________ State _____________ ZIP _____________________________
Mailing Address (If different than above.) ______________________________________________________________________
City ___________________________________________ State _____________ ZIP _____________________________
Phone # _______________________________________ Email Address _________________________________________
Country of Citizenship _____________________________________________________________________________________

2. ANNUITANT (If other than owner.)
Name _____________________________________________________________ Relationship to Owner ______________
SSN/TIN _______________________________________ Birth Date __________________________ ☐ Male ☐ Female
Permanent Street Address _________________________________________________________________________
City ___________________________________________ State _____________ ZIP ______________________________
Country of Citizenship ______________________________________________________________________________________

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3(A). BENEFICIARY(S) (All fields for each Beneficiary must be completed. Complete Section 3B for custodially owned contracts.)
☐ Restricted Beneficiary. (If selected, complete a “Restricted Beneficiary” form and submit with this application.)

Beneficiary proceeds will be split equally if no percentages are provided. Please use the space in Section 8 if you need to list additional Beneficiaries.

Primary Beneficiary
Name ______________________________________ Birth Date _____________ Percent _____________________%
SSN/TIN ___________________________________ Relationship to Owner _________________________________
Address ______________________________________________________________________________________
☐ Primary ☐ Contingent Beneficiary
Name ______________________________________ Birth Date _____________ Percent _____________________%
SSN/TIN ___________________________________ Relationship to Owner _________________________________
Address ______________________________________________________________________________________
☐ Primary ☐ Contingent Beneficiary
Name ______________________________________ Birth Date _____________ Percent _____________________%
SSN/TIN ___________________________________ Relationship to Owner _________________________________
Address ______________________________________________________________________________________
3(B). CUSTODIAL BENEFICIARY (Required if [ING Joint LifePay] is selected on a custodially owned contract. This sole beneficiary must be the spouse of the annuitant. All fields must be completed.)
Name ______________________________________ Birth Date _____________ Percent 100%
SSN/TIN ___________________________________ Is this sole beneficiary the spouse of the annuitant? ☐ Yes ☐ No
Address ______________________________________________________________________________________
SAMPLE BENEFICIARY DESIGNATIONS Be sure to use given names such as “Mary M. Doe”, not “Mrs. John Doe”, and include the address and relationship of the beneficiary or beneficiaries to the owner. The following designations may be helpful to you:

	Name	Relationship to Owner	Birth Date	SSN/TIN	Percent
One Primary Beneficiary	Mary M. Doe	Sister	03/31/1950	123-45-6789	100%
Two Primary Beneficiaries	Jane J. Doe John J. Doe	Mother Father	04/01/1940 05/01/1935	###-##-#### ###-##-####	50% 50%
One Primary Beneficiary One Contingent	Jane J. Doe John J. Doe	Wife Son	11/30/1923 06/18/1951	###-##-#### ###-##-####	100% 100%
Estate	Estate of John Doe	Estate	N/A	67-981239	100%
Trust	ABC Trust Dtd 1/1/85	Trust	N/A	44-234567	100%
Testamentary Trust[1] (Trust established within the owner’s will)	Trust created by the Last Will and Testament of John Doe	Testamentary Trust	N/A	38-078602	100%
1If the Trust is terminated or if no trustee is qualified to receive the proceeds within six months of the insured’s death, then the proceeds go to the Owner or Owner’s Estate.

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4. PRODUCT SELECTION
[☐ ING Rollover Choice VA - NY ]

5. AVAILABLE OPTIONS
Death Benefit Option Packages (Select one. If no selection is made, the death benefit will default to “Option Package I”.)
☐ Option Package I - The greatest of (1) the standard death benefit; or (2) the contract value.
☐ Option Package II - (Not available with Joint Owners) - The greatest of (1) the standard death benefit; (2) the contract value; or (3) the annual ratchet death benefit.
   Death Benefit, withdrawal options and expenses will vary depending on the Option Package chosen. Please refer to your prospectus for further details on the Option Packages available under this contract.

Optional Living Benefit (May Select One.) Investment in the DCA Guaranteed Interest Divisions and Fixed Investment Options is not allowed when an Optional Living Benefit Rider is elected.
Please be aware that these descriptions are highlights only. Consult the prospectus for details prior to electing an optional living benefit.
[ ☐ Minimum Guaranteed Income Benefit (MGIB)
The Minimum Guaranteed Income Benefit rider is an optional “guarantee” available for an additional charge. The “guarantee”
provides a minimum amount of annuity income at the end of a specified waiting period that will be available if the contract owner annuitizes on an MGIB Exercise Date. A [10-year] waiting period is required before you can annuitize the MGIB rider benefit.
The amount of the MGIB depends in part on the amount of eligible premium you pay (more than [5 years] before the end of the waiting period). Transfers from Covered Funds to Special Funds will limit the future growth of the MGIB Rollup Base as follows.
The MGIB Rollup Base for Special Funds does not accumulate at the MGIB Rate, so investments in Special Funds may limit the
MGIB Benefit. The MGIB income guarantee rate is lower than the annuity purchase rate guaranteed by the contract.]

[ ☐[ING LifePay] Minimum Guaranteed Withdrawal Benefit[ (“ING LifePay”)] [1]
The [ING LifePay] Minimum Guaranteed Withdrawal Benefit [(“ING LifePay”)] is an optional “guarantee” available for an additional charge. Subject to Rider terms, conditions, and limitations, the Rider guarantees that a certain amount may be withdrawn annually, regardless of market performance, and even if the Accumulation Value is zero, until the death of the annuitant or until the Rider is terminated. Withdrawals in excess of the contract’s free amount may be subject to surrender charges. ]
[☐ [ING Joint LifePay] Minimum Guaranteed Withdrawal Benefit [(“ING Joint LifePay”)] [1]
The [ING Joint LifePay] Minimum Guaranteed Withdrawal Benefit [(“ING Joint LifePay”)] Rider is an optional “guarantee” available for an additional charge. Subject to Rider’s terms, conditions, and limitations, the Rider guarantees that a certain amount may be withdrawn annually, regardless of market performance, and even if the Accumulation Value is zero, until the death of the last Active Spouse (as defined in the Rider) or until the Rider is terminated. To elect this Rider, there must be two spouses who are married to each other and are either joint owners or one spouse is an owner and the other is the sole primary beneficiary.
Withdrawals in excess of the contract’s free amount may be subject to surrender charges.
If your contract is a 403(b), the [ING Joint LifePay] benefit option cannot be selected.]

   For all optional living benefits:
   These benefits may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to use the benefit before or after your required minimum distribution date, consider whether the benefit is appropriate for your circumstances. Consult your tax advisor.

   Withdrawals (for [ING LifePay]and[ING Joint LifePay,] excess withdrawals) reduce the amount of the benefits on a pro-rata basis, which may result in a greater reduction than the amount withdrawn. Withdrawals are subject to federal income tax and if withdrawals are taken prior to age 591 /2 a federal tax penalty may apply, equal to 10% of the amount treated as income.
   You should consult your tax advisor prior to electing any optional benefit or rider under the contract to determine any tax consequences that may result from such election.

   If elected, the MGIB, [ ING LifePay] and [ING Joint LifePay] riders may not be cancelled unless the contract is terminated.

[1Funds must be allocated per [ING LifePay ]and[ING Joint LifePay]requirements detailed on page 6. Read your prospectus carefully regarding details about these optional benefits. Applications that do not comply with these requirements will be deemed not in good order, and the contract will not be issued until correct investment instructions are received.]

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6. PLAN TYPE FOR NEW CONTRACT (Qualified or Non-Qualified. Select One.)
Non-Qualified:	☐ Non-qualified
☐ Non-qualified Transfer/1035 Exchange (“Like to Like” transfer)
Qualified:	☐ IRA	☐ IRA Transfer	☐ IRA Rollover from Qualified Plan
	☐ TSA/403(b)	☐ Qualified Other
If this is an IRA contribution, please indicate the amount and tax year. ____________________________________________
☐ Roth IRA. If this is a transfer, provide the original conversion/establishment date and amount:

7. PAYMENT INFORMATION (Make checks payable to ReliaStar Life Insurance Company of New York.)
Initial Premium Paid $____________________________________________________________________________________
Estimated amount of Transfer/1035 Exchange $_______________________________________________________________

8. SPECIAL REMARKS

9. REPLACEMENT (If a replacement, Regulation 60 paperwork must be completed prior to application.)
Will the coverage applied for replace any existing annuity or life insurance policies on the annuitant’s life?......... ☐ Yes ☐ No
If yes, please complete the following.
Company Name _______________________________________________________________________________
Policy Number __________________________________________ Face Amount $____________________________________

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10(A). ALLOCATION SELECTION - USE IF YOU HAVE NOT ELECTED THE[ING LIFEPAY]OR[ING JOINT LIFEPAY]BENEFIT OPTION
Complete page 6, Section 10(B) if you have elected the[ING LifePay]or[ING Joint LifePay]benefit option.

To elect an optional DCA transfer program, allocate money to[ING Liquid Assets,][6-Month DCA,] or[12-Month DCA,]and indicate the funds the DCA is to go to by writing percentages in the “DCA (Optional)” columns. Enter allocations in whole percentages. The initial and DCA allocations must each total 100%.
Monthly transfer amount $_____________ (Maximum 1/12 of amount allocated to divisions below. Not applicable for[6-Month DCA.]

                                                                             Variable Investments [1]

Initial	DCA	Initial	DCA
Allocation %	Allocation %	Allocation %	Allocation %
(Required)	(Optional)	(Required)	(Optional)
[______%Fidelity® VIP Contrafund	_____%	______% ING Solution Income	_____%
______% Fidelity® VIP Equity-Income	_____%	______% ING T. Rowe Price Diversified Mid Cap Growth	_____%
______% Franklin Small Cap Value Securities	_____%	______% ING T. Rowe Price Equity Income	_____%
______% ING American Century Large Company Value	_____%	______% ING T. Rowe Price Growth Equity	_____%
______% ING American Century Select	_____%	______% ING Thornburg Value	_____%
______% ING American Century Small-Mid Cap Value	_____%	______% ING UBS U.S. Large Cap Equity	_____%
______% ING American Funds Growth	_____%	______% ING Van Kampen Comstock Fund	_____%
______% ING American Funds Growth-Income	_____%	______% ING Van Kampen Equity and Income	_____%
______% ING American Funds International	_____%	______% ING VP Balanced	_____%
______% ING Baron Small Cap Growth	_____%	______% ING VP Financial Services	_____%
______% ING Davis New York Venture	_____%	______% ING VP Global Science and Technology	_____%
______% ING Evergreen Omega	_____%	______% ING VP Growth and Income	_____%
______% ING FMR(SM) Earnings Growth	_____%	______% ING VP Growth	_____%
______% ING Fundamental Research	_____%	______% ING VP Index Plus International Equity	_____%
______% ING Goldman Sachs Capital Growth	_____%	______% ING VP Index Plus LargeCap	_____%
______% ING JPMorgan International	_____%	______% ING VP Index Plus MidCap	_____%
______% ING JPMorgan Mid Cap Value	_____%	______% ING VP Index Plus SmallCap	_____%
______% ING Legg Mason Aggressive Growth	_____%	______% ING VP Intermediate Bond	_____%
______% ING Legg Mason Value	_____%	______% ING VP International Equity	_____%
______% ING Liquid Assets[2]	_____%	______% ING VP International Value	_____%
______% ING MFS Total Return	_____%	______% ING VP LargeCap Growth	_____%
______% ING OpCap Balanced Value	_____%	______% ING VP MidCap Opportunities	_____%
______% ING Oppenheimer Global	_____%	______% ING VP Real Estate	_____%
______% IING Oppenheimer Strategic Income[2]	_____%	______% ING VP Small Company	_____%
______% IING PIMCO Core Bond[2]	_____%	______% ING VP SmallCap Opportunities	_____%
______% ING PIMCO High Yield	_____%	______% ING VP Strategic Allocation Conservative	_____%
______% ING PIMCO Total Return[2]	_____%	______% ING VP Strategic Allocation Growth	_____%
______% ING Pioneer Fund	_____%	______% ING VP Strategic Allocation Moderate	_____%
______% ING Pioneer Mid Cap Value	_____%	______% ING VP Value Opportunity	_____%
______% ING Solution 2015	_____%	______% Oppenheimer Main Street Small Cap	_____%
______% ING Solution 2025	_____%	______% PIMCO VIT Real Return	_____%
______% ING Solution 2035	_____%	______% Pioneer Equity-Income VCT	_____%]
______% ING Solution 2045	_____%
Fixed Investment Options
[ ______% 6-Month DCA	_____%	______% Fixed Account 5-Year Term	_____%
______% 12-Month DCA	_____%	______% Fixed Account 7-Year Term	_____%
______% Fixed Account 1-Year Term	_____%	______% Fixed Account 10-Year Term	_____%]
______% Fixed Account 3-Year Term	_____%

[1 The available share class is subject to service and/or 12b-1 fees.
 [2] These portfolios are “special funds.” Transfers to and from and amounts invested in these portfolios may affect living benefit guarantees.
 [3] DCA does not ensure a profit or guarantee against loss in a declining market.]

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10(B). ALLOCATION SELECTION - USE IF YOU HAVE ELECTED THE[ING LIFEPAY]OR[ING JOINT LIFEPAY]BENEFIT OPTION
Complete page 5, Section 10(A) if you did not elect the[ING LifePay]or[ING Joint LifePay]benefit option.
Enter allocations in whole percentages according to the following options. Dollar Cost Averaging (DCA) allocations also must follow the option limitations.

To elect an optional DCA transfer program, allocate money to [ING Liquid Assets]and indicate the funds the DCA is to go to by writing percentages in the “DCA (Optional)” columns. The initial and DCA allocations must each total 100%.

Monthly transfer amount $_____________ (Maximum 1/12 of amount allocated to divisions below.)

Option 1 -	You may allocate entirely among Accepted Funds without restriction.
Option 2 -	You may elect not to allocate any account value to Accepted Funds and allocate entirely among the LifePay Fixed
Allocation Fund and Other Funds. However, at least[20%] of the account value must be invested in the LifePay Fixed
Allocation Fund.
Option 3 -	You may allocate among a combination of Accepted Funds, the LifePay Fixed Allocation Fund, and Other Funds.
However, at least [20%] of the account value not invested in Accepted Funds must be invested in the LifePay Fixed
Allocation Fund.

Accepted Funds	Variable Investments [1,2 ]
Initial	DCA	Initial	DCA
Allocation %	Allocation %	Allocation %	Allocation %
(Required)	(Optional)	(Required)	(Optional)
[ ______% ING Solution 2015	_____%	______% ING Solution Income Portfolio	_____%
______% ING Solution 2025	_____%	______% ING Liquid Assets	_____%]
______% ING Solution 2035	_____%

LifePay Fixed Allocation Fund		[If you ] have chosen to allocate according to Option 2 or 3 above, at least [in 20%] the of LifePay the account Fixed Allocation value not Fund. invested in Accepted Funds must be invested
[ ______% ING VP Intermediate Bond ]	_____%

Other Funds [1,2 ]
[ ______%Fidelity® VIP Contrafund	_____%	______% ING T. Rowe Price Equity Income	_____%
______% Fidelity® VIP Equity-Income	_____%	______% ING T. Rowe Price Growth Equity	_____%
______% Franklin Small Cap Value Securities	_____%	______% ING Thornburg Value	_____%
______% ING American Century Large Company Value	_____%	______% ING UBS U.S. Large Cap Equity	_____%
______% ING American Century Select	_____%	______% ING Van Kampen Comstock	_____%
______% ING American Century Small-Mid Cap Value	_____%	______% ING Van Kampen Equity and Income	_____%
______% ING American Funds Growth	_____%	______% ING VP Balanced	_____%
______% ING American Funds Growth-Income	_____%	______% ING VP Financial Services	_____%
______% ING American Funds International	_____%	______% ING VP Global Science and Technology	_____%
______% ING Baron Small Cap Growth	_____%	______% ING VP Growth and Income	_____%
______% ING Davis New York Venture	_____%	______% ING VP Growth	_____%
______% ING Evergreen Omega	_____%	______% ING VP Index Plus International Equity	_____%
______% ING FMR(SM) Earnings Growth	_____%	______% ING VP Index Plus LargeCap	_____%
______% ING Fundamental Research	_____%	______% ING VP Index Plus MidCap	_____%
______% ING Goldman Sachs Capital Growth	_____%	______% ING VP Index Plus SmallCap	_____%
______% ING JPMorgan International	_____%	______% ING VP International Equity	_____%
______% ING JPMorgan Mid Cap Value	_____%	______% ING VP International Value	_____%
______% ING Legg Mason Aggressive Growth	_____%	______% ING VP LargeCap Growth	_____%
______% ING Legg Mason Value	_____%	______% ING VP MidCap Opportunities	_____%
______% ING MFS Total Return	_____%	______% ING VP Real Estate	_____%
______% ING OpCap Balanced Value	_____%	______% ING VP Small Company	_____%
______% ING Oppenheimer Global	_____%	______% ING VP SmallCap Opportunities	_____%
______% ING Oppenheimer Strategic Income	_____%	______% ING VP Strategic Allocation Conservative	_____%
______% ING PIMCO Core Bond	_____%	______% ING VP Strategic Allocation Growth	_____%
______% ING PIMCO High Yield	_____%	______% ING VP Strategic Allocation Moderate	_____%
______% ING PIMCO Total Return	_____%	______% ING VP Value Opportunity	_____%
______% ING Pioneer Fund	_____%	______% Oppenheimer Main Street Small Cap	_____%
______% ING Pioneer Mid Cap Value	_____%	______% PIMCO VIT Real Return	_____%
______% ING Solution 2045	_____%	______% Pioneer Equity-Income VCT	_____%]
______% ING T. Rowe Price Diversified Mid Cap Growth	_____%

[ [1] The available share class is subject to distribution and/or service (12b-1) fees .
[2] DCA does not ensure a profit or guarantee against loss in a declining market.]
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11. APPLICANT SIGNATURES AND ACKNOWLEDGEMENTS
Please read carefully, fill in all requested information, and sign below.

 By signing below, I acknowledge receipt of the Prospectus. I understand that this contract’s cash surrender value when based on the investment experience of a variable investment option may increase or decrease on any day and that no minimum value is guaranteed. This contract is consistent with my anticipated financial needs.

I certify that, to the best of my knowledge and belief, all statements and answers in this application are complete and true and may be relied upon in determining whether to issue the contract.

 I understand that this contract and the underlying Series shares or securities which fund those contracts and policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed.
 I also understand that they are subject to market fluctuation, investment risk and possible loss of principal invested.

 I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.

[I understand that the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.]

 I understand that IRAs and other qualified plans already provide tax deferral like that provided by the contract.
 For an additional cost, the contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I should not purchase a qualified contract unless I want these benefits, taking into account their cost.

 In certain circumstances, Fixed Allocation Fund Automatic Rebalancing may result in a reallocation into the LifePay
 Fixed Allocation Fund, even if you have not previously been invested in it. By electing to purchase the[ING LifePay]
 or[ING Joint LifePay]option (if chosen), you are providing ReliaStar Life Insurance Company of New York with direction and authorization to process these transactions, including reallocations into the LifePay Fixed Allocation
 Fund. You should not purchase the[ING LifePay]or[ING Joint LifePay]option if you do not wish to have your contract value reallocated in this manner.

I also represent that the Social Security Number or Tax Identification Number shown on this form is correct.

Owner Signature __________________________________________________________________________________
Signed at (City, State) _________________________________________________________ Date ________________

Joint Owner Signature (if applicable) ____________________________________________________________________
Signed at (City, State) _________________________________________________________ Date ________________

Annuitant Signature (if other than owner) __________________________________________________________________________
Signed at (City, State) _________________________________________________________ Date _______________

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12. FOR AGENT USE ONLY
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
☐ Yes (If yes, submit required replacement forms.) ☐ No
Compensation Alternative (Select one. Please verify with your Broker/Dealer that the option you select is available)
☐ A ☐ B
☐ Check here if there are multiple agents on this contract.
Split: for Agent #1 _________________%, Agent #2 _________________ %, Agent #3 _________________%
Please Note: Compensation will be split equally if no percentage is indicated. Agent #1 will receive all correspondence regarding the policy.
Agent #1
Print Name _______________________________________ Signature __________________________________
SSN Agent _____________________________________________ Phone __________________________________
License #/Broker Code _______________________________ Broker/Dealer Branch _________________________

Agent #2
Print Name _______________________________________ Signature __________________________________
SSN Agent _____________________________________________ Phone __________________________________
License #/Broker Code _______________________________ Broker/Dealer Branch _________________________

Agent #3
Print Name _______________________________________ Signature __________________________________
SSN Agent _____________________________________________ Phone __________________________________
License #/Broker Code _______________________________ Broker/Dealer Branch _________________________

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